THE TERMS OF THE NOTES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT AND AN INTERCREDITOR AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM HYBRIDON, INC. (THE "COMPANY"). NEITHER THESE SECURITIES NOR THE NOTES ISSUABLE UPON EXERCISE HEREOF NOR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE,
PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

THE SECURED PARTY (AS DEFINED IN THE SUBSCRIPTION AGREEMENT) SHALL BE THE EXCLUSIVE AGENT OF THE HOLDER OF THE NOTES ISSUABLE UPON EXERCISE HEREOF WITH RESPECT TO CERTAIN ACTIONS UNDER SUCH NOTES AND UNDER THE SUBSCRIPTION AGREEMENT; THE SECURED PARTY, IN ITS SOLE DISCRETION, MAY TAKE OR FOREBEAR FROM TAKING CERTAIN ACTIONS UNDER THE NOTES AND UNDER THE SUBSCRIPTION AGREEMENT ON BEHALF OF THE HOLDERS OF NOTES.

                                 HYBRIDON, INC.


                       Class G Warrant for the Purchase of

                                 Notes due 2002


No. G-1                                                $387,100 principal amount
                                                               of Notes due 2002


                  FOR VALUE RECEIVED, HYBRIDON, INC., a Delaware corporation (the "Company"), hereby certifies that Pillar Investments Ltd. or its registered assigns (the "Holder") is entitled to purchase from the Company, subject to the provisions of this Warrant (the "Warrant"), at any time on or after December 13, 1999 (the "Initial Exercise Date"), and prior to 5:00 P.M., New York City time, on November 30, 2006 (the "Termination Date"), three hundred eighty-seven thousand one hundred dollars ($387,100) principal amount of Notes due 2002 ("Notes") of the Company, at an exercise price of one hundred ten percent (110%) of such Notes' principal amount, for an aggregate exercise price of four hundred twenty-five thousand eight hundred ten dollars ($425,810) (the aggregate purchase price payable for the Warrant Notes hereunder is hereinafter sometimes referred to as the "Aggregate Exercise Price"). The Notes deliverable upon such exercise are hereinafter sometimes referred to as the "Warrant Notes." The exercise price per dollar principal amount of Notes (i.e. one dollar and ten cents ($1.10)) is hereinafter sometimes referred to as the "Per Dollar Exercise Price."

                  1.       Exercise of Warrant.

                  (a) This Warrant may be exercised in whole or in part, at any time by its Holder commencing on the Initial Exercise Date and prior to the Termination Date by presentation and surrender of this Warrant, together with the duly executed subscription form attached at the end hereof, at the address set forth in Subsection 8(a) hereof, together with payment, by certified or official bank check or wire transfer payable to the order of the Company, of the Aggregate Exercise Price or the proportionate part thereof if exercised in part.

                  (b) If this Warrant is exercised in part only, the Company shall, upon presentation of this Warrant upon such exercise, execute and deliver (along with the certificate for the Warrant Notes purchased) a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Notes purchasable hereunder upon the same terms and conditions as herein set forth. Upon proper exercise of this Warrant, the Company promptly shall deliver the Warrant Notes to the Holder duly legended as authorized by the subscription form.

                  (c) The execution of this Warrant shall also constitute the Holder's agreement to be bound by the terms of a Subscription Agreement and a Subordination and Intercreditor Agreement, copies of which are available from the Company.

                  2. Reservation of Warrant Shares; Fully Paid Shares; Taxes. The Company hereby represents that it has, and until expiration of this Warrant agrees that it shall, reserve for issuance or delivery upon exercise of this Warrant, such number of Notes and such number of shares of Common Stock as shall be required for issuance and/or delivery upon exercise of this Warrant and conversion of the Notes issuable upon exercise hereof in full, and agrees that all Warrant Notes and shares of Common Stock so issued and/or delivered will be validly issued, fully paid and non-assessable, and further agrees to pay all taxes and charges that may be imposed upon such issuance and/or delivery.

                  3.       [Reserved.]

                  4. Limited Transferability. This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities "blue sky" laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder.

                  5. Loss, etc., of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

                  6.       Investment Intent.

                  (a) The Holder represents, by accepting this Warrant, that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Act"). In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the subscription form hereof. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless as exemption from such registration is available.

                  (b) The Holder, by his acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any Notes obtainable upon exercise of this Warrant and any shares of Common Stock obtainable upon conversion of such Notes for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees that this Warrant and any such Notes and Common Stock will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                  7. Status of Holder. This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof.

                  8. Notices. No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

                  (a) the Company at 155 Fortune Boulevard, Milford, Massachusetts, 01757 Attention: E. Andrews Grinstead, III, or such other address as the Company has designated in writing to the Holder; or

                  (b) the Holder at Pillar Investments Ltd., 28 Avenue de Messine, Paris, France 75008 or such other address as the Holder has designated in writing to the Company.

                  9. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

                  10. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts without giving effect to principles of conflicts of law thereof.

                  IN WITNESS WHEREOF, E. Andrews Grinstead, III, acting for and on behalf of the Company, has executed this Warrant and caused the Company's corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary as of December __, 1999.

                                         HYBRIDON, INC.


                                         By:____________________________________
                                            Name:  E. Andrews Grinstead, III
                                            Title: President and Chief Executive
                                                   Officer

ATTEST:


--------------------------------
Secretary or Assistant Secretary

[Corporate Seal]

                                  SUBSCRIPTION

                  The undersigned, ____________________________, pursuant to the provisions of the foregoing Warrant, hereby elects to exercise the within Warrant to the extent of purchasing $_________________ principal amount of Notes due 2002 thereunder and hereby makes payment of $_______________ by certified or official bank check in payment of the exercise price therefor. The undersigned further consents to the placement of the following legends on such Notes:

         THE TERMS OF THIS NOTE ARE SUBJECT TO THE TERMS OF A SUBSCRIPTION AGREEMENT AND AN INTERCREDITOR AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM HYBRIDON, INC. (THE "COMPANY"). THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS.

         THE SECURED PARTY (AS DEFINED IN THE SUBSCRIPTION AGREEMENT) IS THE EXCLUSIVE AGENT OF THE HOLDER OF THIS NOTE WITH RESPECT TO CERTAIN ACTIONS HEREUNDER AND UNDER THE SUBSCRIPTION AGREEMENT; THE SECURED PARTY, IN ITS SOLE DISCRETION, MAY TAKE OR FOREBEAR FROM TAKING CERTAIN ACTIONS HEREUNDER AND UNDER THE SUBSCRIPTION AGREEMENT ON BEHALF OF THE HOLDERS OF NOTES.



Dated:_______________                   Signature:_____________________________


         Address:_______________________________

                                   ASSIGNMENT

                  FOR  VALUE  RECEIVED   _______________________________________
hereby sells,  assigns and transfers unto  _____________________________________
the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________________, attorney, to transfer said Warrant on the books of Hybridon, Inc.

Dated:_______________                   Signature:_____________________________


         Address:______________________________




                               PARTIAL ASSIGNMENT

                  FOR VALUE RECEIVED __________________________ hereby assigns and transfers unto _________________________ the right to purchase $__________
principal amount of Notes due 2002 of Hybridon, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint __________________________, attorney, to transfer that part of said Warrant on the books of Hybridon, Inc.

Dated:_______________                     Signature:___________________________


         Address:_____________________________